Exhibit 99.1

METHODE ELECTRONICS, INC. REPORTS RECORD SALES
IN FISCAL 2020 FIRST-QUARTER

Chicago, IL-August 29, 2019 - Methode Electronics, Inc. (NYSE: MEI), a global developer of custom-engineered and application-specific products and solutions, announced financial results for the first quarter of Fiscal 2020 ended July 27, 2019.

First Quarter Fiscal 2020
Methode's first-quarter Fiscal 2020 net sales increased $46.8 million, or 20.9 percent, to $270.2 million from $223.4 million in the same quarter of Fiscal 2019. Year over year, currency rate fluctuations decreased net sales $4.3 million.

GAAP net income increased $4.6 million to $28.3 million, or $0.75 per share, in the first quarter of Fiscal 2020 from $23.7 million, or $0.63 per share, in the same period of Fiscal 2019.

Adjusted net income, a non-GAAP financial measure, was $28.3 million, or $0.75 per share, in the first quarter of Fiscal 2020 compared to $24.9 million, or $0.66 per share, in the same period of Fiscal 2019. Adjusted net income excludes expenses for initiatives to reduce overall costs and improve operational profitability and acquisition-related costs in the applicable periods.

Year over year, Fiscal 2020 first-quarter GAAP net income benefitted from:

•	sales from Grakon of $54.3 million;

•	benefit of initiatives to reduce overall costs and improve operational profitability taken in Fiscal 2019;

•	absence of expense for initiatives to reduce overall costs and improve operational profitability taken in Fiscal 2019 of $0.8 million; and

•	lower acquisition-related costs of $0.6 million.

Year over year, Fiscal 2020 first-quarter GAAP net income was negatively affected by:

•	lower radio remote control, appliance and data solutions product sales;

•	increased intangible asset amortization expense related to the Grakon acquisition of $2.9 million;

•	higher income tax expense of $2.8 million;

•	higher net interest expense of $2.7 million;

•	impact of foreign currency translation of $1.0 million; and

•	net tariff expense of $0.3 million.

Consolidated gross margins as a percentage of sales increased to 28.1 percent for the Fiscal 2020 first quarter compared to 26.9 percent in the same period last year. The improvement was primarily due to Grakon sales, partially offset by the impact of foreign currency translation and lower radio remote control product and Interface segment sales.

Methode Electronics, Inc. Reports Fiscal 2020 First-Quarter Financial Results

Adjusted gross margins as a percentage of sales, a non-GAAP financial measure, were 28.1 percent in the Fiscal 2020 first quarter compared to 26.9 percent in the same period of Fiscal 2019 and exclude expenses for initiatives to reduce overall costs and improve operational profitability in the applicable periods.

Selling and administrative expenses as a percentage of sales decreased to 12.0 percent for the Fiscal 2020 first quarter compared to 13.2 percent in the same period last year. The decrease is attributable to the benefit of, and lack of expense for, initiatives to reduce overall costs and improve operational profitability taken in Fiscal 2019, selling and administrative expenses attributable to Grakon, lower acquisition-related costs and the impact of foreign currency translation, partially offset by higher stock-based compensation expense.

Adjusted selling and administrative expenses as a percentage of sales, a non-GAAP financial measure, were 12.0 percent in the Fiscal 2020 first quarter compared to 12.6 percent in the Fiscal 2019 first quarter and exclude acquisition-related costs and expenses for initiatives to reduce overall costs and improve operational profitability in the applicable periods.

Year over year, intangible asset amortization expense in the first quarter of Fiscal 2020 increased $2.9 million, or 152.6 percent, to $4.8 million, primarily due to amortization expense related to the Grakon acquisition.

In the Fiscal 2020 first quarter, income tax expense increased $2.8 million to $7.3 million compared to $4.5 million in the Fiscal 2019 first quarter primarily due to discrete tax items and the level and mix of earnings among tax jurisdictions. The Company’s effective tax rate increased to 20.5 percent in the Fiscal 2020 period from 16.0 percent in the previous first quarter.

EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization of Intangibles), a non-GAAP financial measure, was $50.3 million in the Fiscal 2020 first quarter compared to $36.8 million in the Fiscal 2019 period.

Adjusted EBITDA, a non-GAAP financial measure, which excludes expenses for initiatives to reduce overall costs and improve operational profitability and acquisition-related costs, was $50.3 million in the Fiscal 2020 first quarter compared to $38.2 million in the Fiscal 2019 period.

Segment Comparisons (GAAP Reported)
Comparing the Automotive segment's Fiscal 2020 first quarter to the same period of Fiscal 2019,

•	Net sales increased 6.2 percent, or $10.9 million, attributable to:

•
a 17.1 percent sales increase in North America due to automotive sales from Grakon of $13.8 million, new launches and higher center console product volume, partially mitigated by reduced transmission lead-frame assembly product volume; partially offset by

•	a 22.0 percent sales decline in Asia attributable to decreased sensor product volume and pricing reductions and lower volumes of transmission lead-frame assemblies; and

•	a 4.9 percent sales decrease in Europe due to an unfavorable currency impact and lower hidden switch volume, partially offset by improved sensor product volume.

•	Gross margins as a percentage of sales declined to 25.5 percent from 26.8 percent due to lower European and Asian sales volumes, pricing reductions and the strengthening Mexican peso.

•
Income from operations increased $0.2 million, or 0.6 percent, resulting from income from Grakon and the benefit from initiatives to reduce overall costs and improve operational profitability, partially offset by the impact of foreign currency translation.

Methode Electronics, Inc. Reports Fiscal 2020 First-Quarter Financial Results

Comparing the Industrial segment's Fiscal 2020 first quarter to the same period of Fiscal 2019,

•	Net sales increased 119.9 percent, or $38.6 million, attributable to:

•	a 304.1 percent sales improvement in North America as the result of Grakon sales of $38.0 million, partially offset by lower busbar product volume;

•
a 10.6 percent sales increase in Europe due to Grakon sales of $2.0 million, as well as improved busbar product volume, partially offset by decreased radio remote control and bypass switch product volumes; and

•	a 6.8 percent sales improvement in Asia attributable to Grakon sales of $0.5 million and higher busbar product volume, partially offset by an unfavorable currency impact.

•
Gross margins as a percentage of sales increased to 37.4 percent from 32.3 percent due to higher sales and a favorable sales mix, partially offset by reduced radio remote control sales volumes and net tariff expense.

•	Income from operations improved to $16.5 million compared to $7.1 million resulting from higher gross profit, partially offset by the impact of foreign currency translation.

Comparing the Interface segment's Fiscal 2020 first quarter to the same period of Fiscal 2019,

•	Net sales decreased 17.3 percent, or $2.7 million, attributable to lower appliance and legacy data solution product volume.

•	Gross margins as a percentage of sales declined to 11.6 percent from 18.6 percent due to lower sales volumes and the strengthening Mexican peso.

•
Income from operations decreased $0.6 million to $0.2 million due to lower gross profit, partially offset by the benefits from initiatives to reduce overall costs and improve operational profitability.

Comparing the Medical segment's Fiscal 2020 first quarter to the same period of Fiscal 2019,

•	Net sales were constant at $0.3 million.

•
Loss from operations improved to $(1.5) million from $(2.1) million due to higher gross margins and lower professional fees, as well as benefits from initiatives to reduce overall costs and improve operational profitability.

Fiscal 2020 Guidance
For Fiscal 2020, Methode affirms sales in the range of $1.130 billion to $1.170 billion, pre-tax income in the range of $150.3 million to $164.3 million and earnings per share in the range of $3.25 to $3.55.

Fiscal 2020 guidance considers:

•	the timing of the launch of a significant amount of previously announced Automotive new business and a laundry program in the Interface segment at anticipated volumes;

•	the anticipated impact of tariffs on imported Chinese goods at 25 percent and the net costs associated with mitigating those tariffs; and

•	twelve months of Grakon results, as compared to seven and a half months of Grakon results in Fiscal 2019.

The guidance ranges for Fiscal 2020 are based upon management's expectations regarding a variety of factors and involve a number of risks and uncertainties, including, but not limited to, the following:

•	sales volumes and timing thereof for certain makes and models of pickup trucks, sports utility vehicles and passenger cars;

•	Class 5 to Class 8 truck sales;

•	ability to fully realize benefits of Fiscal 2019 initiatives to reduce overall costs and improve operational profitability;

•	ability to realize synergies from the Grakon acquisition;

Methode Electronics, Inc. Reports Fiscal 2020 First-Quarter Financial Results

•	no increases to existing tariffs or new tariffs on imported goods and the ability to mitigate such tariffs;

•	the price of commodities, particularly copper and resins;

•	the potential effect of legal fees related to the Hetronic lawsuit;

•	sales mix within the markets served;

•	currency exchange effect on the operations of businesses;

•	no significant supplier issues or manufacturing quality events;

•	no unusual or one-time items;

•	potential international government grants; and

•	an effective tax rate in the 18 to 21 percent range and no significant changes in tax credit movement, valuation allowances or enacted tax laws.

Management Comments
President and Chief Executive Officer Donald W. Duda said, “First-quarter EBITDA grew to a record $50 million, as the strategic actions we took last year, including the acquisition of Grakon and initiatives to reduce costs, drove revenue growth and improved financial returns. We also benefitted from our strong mix of products for SUVs and pickup trucks and limited exposure to domestic Chinese automotive OEMs."

Mr. Duda concluded, "While near-term market and tariff headwinds continue to be challenging, our strong technology portfolio will allow us to capitalize on growth opportunities in electric and hybrid vehicles, LED lighting and sensors."

Non-GAAP Financial Measures
To supplement the Company's financial statements presented in accordance with generally accepted accounting principles in the United States (“GAAP”), Methode uses Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Income from Operations, Adjusted Gross Profit, Adjusted Gross Margins as a Percentage of Sales, Adjusted Selling and Administrative Expenses, Adjusted Selling and Administrative Expenses as a Percentage of Sales, EBITDA, Adjusted EBITDA, and Free Cash Flow as non-GAAP measures. Reconciliation to the nearest GAAP measures of all non-GAAP measures included in this press release can be found at the end of this release. Methode's definitions of these non-GAAP measures may differ from similarly titled measures used by others. These non-GAAP measures should be considered supplemental to, and not a substitute for, financial information prepared in accordance with GAAP. The Company believes that these non-GAAP measures are useful because they (i) provide both management and investors meaningful supplemental information regarding financial performance by excluding certain expenses that may not be indicative of recurring core business operating results, (ii) permit investors to view Methode's performance using the same tools that management uses to evaluate its past performance, reportable business segments and prospects for future performance and (iii) otherwise provide supplemental information that may be useful to investors in evaluating Methode.

Conference Call
The Company will conduct a conference call and Webcast to review financial and operational highlights led by its President and Chief Executive Officer, Donald W. Duda, and Chief Financial Officer, Ron Tsoumas, today at 10:00 a.m. Central time.

To participate in the conference call, please dial (844) 369-8770 (domestic) or (862) 298-0840 (international) at least five minutes prior to the start of the event. A simultaneous Webcast can be accessed through the Company’s Web site, www.methode.com, by selecting the Investor Relations page, and then clicking on the “Webcast” icon.

Methode Electronics, Inc. Reports Fiscal 2020 First-Quarter Financial Results

A replay of the conference call will be available shortly after the call through September 5, 2019, by dialing (877) 481-4010 and providing Conference ID number 53371. On the Internet, a replay will be available for 30 days through the Company’s Web site, www.methode.com, by selecting the Investor Relations page and then clicking on the “Webcast” icon.

About Methode Electronics, Inc.
Methode Electronics, Inc. (NYSE: MEI) is a global developer of custom engineered and application specific products and solutions with manufacturing, design and testing facilities in Belgium, Canada, China, Egypt, Germany, India, Italy, Lebanon, Malta, Mexico, the Netherlands, Singapore, Switzerland, the United Kingdom and the United States. We design, manufacture and market devices employing electrical, electronic, wireless, safety radio remote control, sensing and optical technologies to control and convey signals through sensors, interconnections and controls. Our business is managed on a segment basis, with those segments being Automotive, Industrial, Interface and Medical. Our components are in the primary end markets of the automobile, commercial vehicle, computer, information processing and networking equipment, voice and data communication systems, consumer electronics, appliances, aerospace vehicles and industrial equipment industries. Further information can be found on Methode's Web site www.methode.com.

Forward-Looking Statements
This press release contains certain forward-looking statements, which reflect management's expectations regarding future events and operating performance and speak only as of the date hereof. These forward-looking statements are subject to the safe harbor protection provided under the securities laws. Methode undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in Methode's expectations on a quarterly basis or otherwise. The forward-looking statements in this press release involve a number of risks and uncertainties. The factors that could cause actual results to differ materially from our expectations are detailed in Methode's filings with the Securities and Exchange Commission, such as our annual and quarterly reports. Such factors may include, without limitation, the following: (1) dependence on a small number of large customers, including two large automotive customers; (2) dependence on the automotive, appliance, commercial vehicle, computer and communications industries; (3) international trade disputes resulting in tariffs and our ability to mitigate tariffs: (4) timing, quality and cost of new program launches; (5) ability to withstand price pressure, including pricing reductions; (6) ability to successfully market and sell Dabir Surfaces products; (7) currency fluctuations; (8) customary risks related to conducting global operations; (9) ability to withstand business interruptions; (10) recognition of goodwill impairment charges; (11) ability to successfully benefit from acquisitions and divestitures; (12) investment in programs prior to the recognition of revenue; (13) dependence on the availability and price of materials; (14) fluctuations in our gross margins; (15) dependence on our supply chain; (16) income tax rate fluctuations; (17) ability to keep pace with rapid technological changes; (18) breach of our information technology systems; (19) ability to avoid design or manufacturing defects; (20) ability to compete effectively; (21) ability to protect our intellectual property; (22) success of Grakon and/or our ability to implement and profit from new applications of the acquired technology; (23) significant adjustments to expense based on the probability of meeting certain performance levels in our long-term incentive plan; and (24) costs and expenses due to regulations regarding conflict minerals.

For Methode Electronics, Inc.
Kristine Walczak
Vice President - Investor Relations and Corporate Communications
708-457-4030

Methode Electronics, Inc. Reports Fiscal 2020 First-Quarter Financial Results

kwalczak@methode.com

METHODE ELECTRONICS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
($ in millions, except per share data)

	Three Months Ended
	July 27, 2019	July 28, 2018
Net Sales	$270.2	$223.4

Cost of Products Sold	194.4	163.3

Gross Profit	75.8	60.1

Selling and Administrative Expenses	32.4	29.5
Amortization of Intangibles	4.8	1.9

Income from Operations	38.6	28.7

Interest Expense, Net	2.9	0.2
Other Expense, Net	0.1	0.3

Income before Income Taxes	35.6	28.2

Income Tax Expense	7.3	4.5

Net Income	$28.3	$23.7

Basic and Diluted Income per Share:
Basic	$0.75	$0.63
Diluted	$0.75	$0.63

Cash Dividends per Common Share	$0.11	$0.11

Weighted Average Number of Common Shares Outstanding:
Basic	37,534,451	37,350,444
Diluted	37,667,054	37,637,502

METHODE ELECTRONICS, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in millions, except per share data)

	July 27, 2019	April 27, 2019
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$73.8	$83.2
Accounts Receivable, Net	233.1	219.3
Inventories	122.0	116.7
Income Tax Receivable	13.4	14.3
Prepaid Expenses and Other Current Assets	19.0	20.0
TOTAL CURRENT ASSETS	461.3	453.5
LONG-TERM ASSETS
Property, Plant and Equipment, Net	196.4	191.9
Goodwill	233.0	233.3
Other Intangible Assets, Net	260.4	264.9
Operating Lease Assets, Net	26.1	—
Deferred Tax Assets	34.1	34.3
Pre-production Costs	36.5	32.8
Other Long-term Assets	21.1	21.0
TOTAL LONG-TERM ASSETS	807.6	778.2
TOTAL ASSETS	$1,268.9	$1,231.7

LIABILITIES & SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts Payable	$90.7	$91.9
Accrued Employee Liabilities	17.9	20.1
Other Accrued Expenses	35.8	33.9
Short-term Operating Lease Liability	6.2	—
Short-term Debt	15.4	15.7
Income Tax Payable	14.8	19.3
TOTAL CURRENT LIABILITIES	180.8	180.9
LONG-TERM LIABILITIES
Long-term Debt	267.7	276.9
Long-term Operating Lease Liability	20.6	—
Long-term Income Tax Payable	32.4	33.0
Other Long-term Liabilities	16.7	14.8
Deferred Tax Liabilities	36.4	36.4
TOTAL LONG-TERM LIABILITIES	373.8	361.1
TOTAL LIABILITIES	554.6	542.0
SHAREHOLDERS' EQUITY
Common Stock, $0.50 par value, 100,000,000 shares authorized, 38,438,111 shares and 38,333,576 shares issued as of July 27, 2019 and April 27, 2019, respectively	19.2	19.2
Additional Paid-in Capital	152.9	150.4
Accumulated Other Comprehensive Loss	(15.2)	(13.6)
Treasury Stock, 1,346,624 shares as of July 27, 2019 and April 27, 2019	(11.5)	(11.5)
Retained Earnings	568.9	545.2
TOTAL SHAREHOLDERS' EQUITY	714.3	689.7
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,268.9	$1,231.7

METHODE ELECTRONICS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
($ in millions)

	Three Months Ended
	July 27, 2019	July 28, 2018
OPERATING ACTIVITIES
Net Income	$28.3	$23.7
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Change in Cash Surrender Value of Life Insurance	(0.3)	(0.4)
Amortization of Debt Issuance Costs	0.2	—
Depreciation	7.0	6.5
Amortization of Intangible Assets	4.8	1.9
Stock-based Compensation Expense	2.5	2.1
Change in Deferred Income Taxes	—	(0.4)
Changes in Operating Assets and Liabilities:
Accounts Receivable	(12.8)	6.4
Inventories	(5.7)	(6.1)
Prepaid Expenses and Other Assets	0.7	(2.9)
Accounts Payable and Other Expenses	(5.6)	(10.8)
NET CASH PROVIDED BY OPERATING ACTIVITIES	19.1	20.0

INVESTING ACTIVITIES
Purchases of Property, Plant and Equipment	(13.2)	(18.2)
NET CASH USED IN INVESTING ACTIVITIES	(13.2)	(18.2)

FINANCING ACTIVITIES
Taxes Paid Related to Net Share Settlement of Equity Awards	(0.4)	(1.7)
Repayments on Finance Leases	(0.2)	—
Cash Dividends	(4.1)	(4.1)
Proceeds from Borrowings	1.0	—
Repayment of Borrowings	(10.7)	(3.6)
NET CASH USED IN FINANCING ACTIVITIES	(14.4)	(9.4)
Effect of Foreign Currency Exchange Rate Changes on Cash and Cash Equivalents	(0.9)	(10.0)
DECREASE IN CASH AND CASH EQUIVALENTS	(9.4)	(17.6)
Cash and Cash Equivalents at Beginning of Year	83.2	246.1
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$73.8	$228.5

METHODE ELECTRONICS, INC. AND SUBSIDIARIES
(Unaudited)
($ in millions, except per share data)

Reconciliation of Non-GAAP Financial Measures for the Three Months Ended July 27, 2019

	U.S. GAAP (As Reported)	Expense for Initiatives to Reduce Overall Costs and Improve Operational Profitability	Acquisition Related Costs	Non-U.S. GAAP Financial Measures
Gross Profit	$75.8	$—	$—	$75.8
Gross Margin (% of sales)	28.1%	—%	—%	28.1%
Selling and Administrative Expenses	$32.4	$—	$—	$32.4
Selling and Administrative Expenses (% of sales)	12.0%	—%	—%	12.0%
Income from Operations	$38.6	$—	$—	$38.6
Net Income	$28.3	$—	$—	$28.3
Diluted Earnings per Share	$0.75	$—	$—	$0.75
Reconciliation of Non-GAAP Financial Measures for the Three Months Ended July 28, 2018

	U.S. GAAP (As Reported)	Expense for Initiatives to Reduce Overall Costs and Improve Operational Profitability	Acquisition Related Costs	Non-U.S. GAAP Financial Measures
Gross Profit	$60.1	$0.1	$—	$60.2
Gross Margin (% of sales)	26.9%	—%	—%	26.9%
Selling and Administrative Expenses	$29.5	$(0.7)	$(0.6)	$28.2
Selling and Administrative Expenses (% of sales)	13.2%	(0.3)%	(0.3)%	12.6%
Income from Operations	$28.7	$0.8	$0.6	$30.1
Net Income	$23.7	$0.7	$0.5	$24.9
Diluted Earnings per Share	$0.63	$0.02	$0.01	$0.66

Reconciliation of EBITDA and Adjusted EBITDA to Net Income
($ in millions)

	Three Months Ended
	July 27, 2019	July 28, 2018
Net Income	$28.3	$23.7
Income Tax Expense	7.3	4.5
Interest Expense, Net	2.9	0.2
Amortization of Intangibles	4.8	1.9
Depreciation	7.0	6.5
EBITDA	50.3	36.8
Expense for Initiatives to Reduce Overall Costs and Improve Operational Profitability	—	0.8
Acquisition-related Costs	—	0.6
Adjusted EBITDA	$50.3	$38.2
Reconciliation of Free Cash Flow to Net Income

	Three Months Ended
	July 27, 2019	July 28, 2018
Net Income	$28.3	$23.7
Amortization of Intangibles	4.8	1.9
Depreciation	7.0	6.5
Purchases of Property, Plant and Equipment	(13.2)	(18.2)
Free Cash Flow	$26.9	$13.9